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EXHIBIT 24

POWER OF ATTORNEY

    WHEREAS, Xcel Energy Inc., a Minnesota corporation (the "Company"), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement for the registration of up to 16,000,000 shares of Xcel's Common Stock for issuance under the Xcel Energy Inc. Omnibus Incentive Plan and the Executive Annual Incentive Award Plan (the "Plans"); and

    WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

    NOW, THEREFORE, each of the undersigned hereby constitutes and appoints GARY R. JOHNSON, EDWARD J. MCINTYRE and CATHY J. HART, and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to a registration statement on Form S-8 relating to the registration of up to 16,000,000 shares of Xcel's Common Stock for issuance under the Plans and to any and all amendments (including post-effective amendments) to such registration statement, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 21st day of August, 2000.

/s/ Wayne H. Brunetti Wayne H. Brunetti, Principal Executive Officer & Director	/s/ James J. Howard James J. Howard, Director
/s/ C. Coney Burgess C. Coney Burgess, Director	/s/ David A. Christensen David A. Christensen, Director
/s/ Giannantonio Ferrari Giannantonio Ferrari, Director	/s/ Roger R. Hemminghaus Roger R. Hemminghaus, Director
/s/ A. Barry Hirschfeld A. Barry Hirschfeld, Director	/s/ Douglas W. Leatherdale Douglas W. Leatherdale, Director
/s/ Albert F. Moreno Albert F. Moreno, Director	/s/ Margaret R. Preska Margaret R. Preska, Director
/s/ A. Patricia Sampson A. Patricia Sampson, Director	/s/ Allan L. Schuman Allan L. Schuman, Director
/s/ Rodney E. Slifer Rodney E. Slifer, Director	/s/ W. Thomas Stephens W. Thomas Stephens, Director
/s/ Edward J. McIntyre Edward J. McIntyre Principal Financial Officer	/s/ David E. Ripka David E. Ripka Principal Financial Officer

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

    On this 21st day of August, 2000, before me, Catherine J. Cleveland a Notary Public in and for said County and State, personally appeared each of the above-named directors and officers of Xcel Energy Inc., a Minnesota corporation, and known to me to be the persons whose names are subscribed to in the foregoing instrument, and each person acknowledged to me that he or she executed the same as his or her own free act and deed.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal on the date set forth above.

                          /s/ Catherine J. Cleveland

                      Catherine J. Cleveland

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POWER OF ATTORNEY